UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 4, 2009

Parametric Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Operating Officer

On March 4, 2009, the Board of Directors separated the positions of Chief Executive Officer and President of PTC and appointed C. Richard Harrison, 53, as Chairman and Chief Executive Officer of PTC and James E. Heppelmann, 44, as President and Chief Operating Officer of PTC. Mr. Harrison had held the position of Chief Executive Officer and President of PTC since March 2000. Mr. Heppelmann, who had held the position of Executive Vice President, Chief Product Officer of PTC since February 2003, is also a director of PTC. He will report to Mr. Harrison.

In connection with such appointment, Mr. Heppelmann’s annual salary was increased to $550,000, his annual target bonus was increased to $600,000 and his target long-term incentive compensation (generally awarded in the form of time-based and performance-based restricted stock units that vest over a three-year period to the extent earned) was increased to $3,000,000. Accordingly, an additional grant of 22,179 restricted stock units was made to Mr. Heppelmann on March 4, 2009 as a result of the increase in his target annual bonus. These annual bonus restricted stock units will vest only if PTC achieves a non-GAAP operating dollar performance target for fiscal 2009 established in November 2008.

No changes were made to Mr. Harrison’s compensation and Mr. Harrison will not receive additional compensation for his service as Chairman of the Board.

We provide the following required disclosure of related party transactions with respect to Mr. Heppelmann. Mr. Heppelmann’s brother, Howard Heppelmann, is PTC’s Vice President, General Manager of PTC’s Synapsis division. For fiscal 2009, Howard Heppelmann’s annual salary is $160,000, his target annual bonus is $150,000, $36,005 of which was paid for first quarter 2009 performance, and his automobile allowance is $300 per month. Howard Heppelmann is also eligible to participate in PTC’s standard employee benefits packages and has received a matching contribution of $2,168 to date for 2009 under PTC’s 401(k) Savings Plan. PTC has recorded stock-based compensation expense of $26,951 to date in fiscal 2009 for equity awards made to him under PTC’s equity incentive plans. Information with respect to Howard Heppelmann’s fiscal 2008 compensation is incorporated herein by reference to the “Transactions with Related Persons” section of our proxy statement filed with the Securities and Exchange Commission on January 20, 2009.

Appointment of Independent Lead Director

Mr. Noel Posternak, an independent director, was appointed Lead Independent Director. Mr. Posternak previously served as Chairman of the Board of Directors until the appointment of Mr. Harrison to that position.

Resignation of Director

On March 4, 2009, Mr. Oscar B. Marx, III, Chairman of the Audit Committee, gave notice of his intention to resign. His resignation became effective on March 9, 2009.

The Board of Directors has appointed Donald K. Grierson, a financially sophisticated independent director, to replace Mr. Marx as a member of the Audit Committee.

Approval of Amendment to 2000 Equity Incentive Plan

On March 4, 2009, at the 2009 Annual Meeting of Stockholders, PTC stockholders approved an amendment to PTC’s 2000 Equity Incentive Plan (2000 EIP) increasing by 7,500,000 the number of shares available for issuance under the 2000 EIP to 22,300,000. All other terms and conditions of the 2000 EIP remained the same.

The 2000 EIP provides for grants of stock options, stock, restricted stock, restricted stock units and stock appreciation rights to employees (including our executive officers), directors and consultants capable of contributing to the success of PTC. This description of the 2000 EIP is qualified in its entirety by the full text of 2000 EIP, which is attached to this Form 8-K as Exhibit 10 and incorporated into this description by this reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

PTC amended its By-Laws effective March 4, 2009 primarily to separate the positions of Chief Executive Officer and President and to describe their respective powers and responsibilities, as summarized below. PTC also made additional administrative and typographical amendments to the By-Laws.

Article 2 – Directors

Section 2.7 Resignation was amended to add the Chairman of the Board to the list of officers to which a director could tender his resignation.

Section 2.17 Chairman of the Board and Vice-Chairman of the Board was added as a result of moving former Section 3.7 to Article 2 and limiting that section to appointments of a Chairman of the Board and a Vice Chairman of the Board. The section was also amended to expressly provide that the duties of the Chairman of the Board include presiding at meetings of the directors and the stockholders.

Article 3 – Officers

Section 3.1 Enumeration was amended to add the position of Chief Executive Officer to the list of the required officers of the corporation and delete Chairman of the Board and Vice Chairman of the Board from the list of officers that may be appointed by the Board of Directors or the Chief Executive Officer under that section.

Section 3.2 Election was amended to add the position of Chief Executive Officer to the list of officers to be elected annually by the Board of Directors.

Section 3.4 Tenure was amended to add the Chief Executive Officer to the list of officers whose tenure is described in that section.

Section 3.6 Vacancies was amended to provide that any vacancy occurring in any office may be filled “by or under the authority of the Board of Directors,” rather than only by the Board of Directors.

Section 3.7 Chairman of the Board and Vice Chairman of the Board was deleted and substantially all of its content moved to Section 2.17.

Section 3.7 Chief Executive Officer was renumbered and re-titled from Section 3.8 President. This section was amended to substitute the Chief Executive Officer in place of the President as the officer who shall have general charge and supervision of the business of the corporation. The section was also amended to delete the sentences providing that President would be the chief executive officer of the corporation unless the Board of Directors had designated the Chairman of the Board or another officer as Chief Executive Officer and otherwise providing for duties of the President.

Section 3.8 President was added to describe the position of President of the corporation. Under this section, the President is subject to the direction of the Chief Executive Officer and shall have the general charge and supervision of the business of the corporation and shall possess such other powers as the Chief Executive Officer may prescribe. The section further provides that if no Chief Executive Officer has been appointed, or if the Chief Executive Officer is absent, unable or refuses to act, the President shall perform the duties of the Chief Executive Officer.

Section 3.9Vice Presidents was amended to add the President to the list of officers who may prescribe the duties and powers of vice presidents of the corporation and to delete the sentence providing that vice presidents of the corporation may perform the duties of the President of the corporation if the President is absent, unable or refuses to act.

Article 4 – Capital Stock

Section 4.2Certificate of Stock; Uncertificated Shares was amended to add the Chief Executive Officer to the list of officers that may sign certificates for shares of stock of the corporation.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3	By-Laws, as amended and restated, of Parametric Technology Corporation.
10	2000 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: March 10, 2009	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
General Counsel & Secretary

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